UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2005

PRIORITY HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	000-23249	35-1927379
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Technology Park

Lake Mary, Florida 32746

(Address of principal executive offices) (Zip Code)

(407) 804-6700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

(a) On May 16, 2005, the Board of Directors of Priority Healthcare Corporation (the “Company”) approved and adopted the Fifth Amendment (the “Fifth Amendment”) to Priority Healthcare Corporation 1997 Stock Option and Incentive Plan (the “1997 Stock Option Plan”). The 1997 Stock Option Plan was amended to (i) provide the Company with the option to, upon the termination of the Restricted Period (as defined in the 1997 Stock Option Plan) with respect to any shares of restricted stock, either require the participant or other person receiving such shares to pay the Company the amount of any taxes which the Company would be required to withhold or retain a sufficient number of shares to cover the amount required to be withheld, and (ii) eliminate the provision permitting the Company to make loans to participants in connection with restricted stock or the exercise of options issued under the 1997 Stock Option Plan.

A copy of the Fifth Amendment is attached hereto as Exhibit 10-C(vi) and the information set forth therein is incorporated herein by reference and constitutes a part of this report.

(b) Also on May 16, 2005, the Board of Directors of the Company approved and adopted the Third Amendment (the “Third Amendment”) to Priority Healthcare Corporation Broad Based Stock Option Plan (the “Broad Based Plan”). The Broad Based Plan was amended to eliminate the provision permitting the Company to make loans to participants in connection with the exercise of options issued under the Broad Based Plan.

A copy of the Third Amendment is attached hereto as Exhibit 10-P(iv) and the information set forth therein is incorporated herein by reference and constitutes a part of this report.

ITEM 9.01 Financial Statements and Exhibits

(c)	Exhibits

10-C(vi)	Fifth Amendment to Priority Healthcare Corporation 1997 Stock Option and Incentive Plan.

10-P(iv)	Third Amendment to Priority Healthcare Corporation Broad Based Stock Option Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2005

PRIORITY HEALTHCARE CORPORATION

By:	/S/ Stephen M. Saft
Name:	Stephen M. Saft
Title:	Chief Financial Officer and Treasurer